UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 20, 2017

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi’an, China 710075

 (Address of principal executive offices, including zip code)

(86-29) 8837-7216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 20, 2017, GlobalKey Supply Chain Ltd. (“GlobalKey”), a limited liability company incorporated in China and a wholly owned subsidiary of Future FinTech Group Inc. (the “Company”), Xi’an Hedetang Nutritious Food Research Co. Ltd., a limited liability company incorporated in China and a 73.42% owned subsidiary of the Company (“Nutritious Food”), entered into a License Agreement of Sales Agent and Platform of IB-LIVE (the “Agreement”) with Shaanxi Entai Bio-Technology Co. Ltd, a limited liability company incorporated in China (“Shaanxi Entai”).

Under the Agreement, Shaanxi Entai appointed Nutritious Food as its sole global agent of Shaanxi Entai’s IB-LIVE series of products, a new generation of nutritious and healthy products for improving male sexual health. Pursuant to the terms of the Agreement, GlobalKey shall be the sole global general distributor and operating platform of the IB-LIVE products, and shall be responsible for actual product marketing and promotion, the identification and development of sales channels, and similar business activities in relation to its worldwide sale of IB-LIVE products to distributors. During the term of the Agreement, GlobalKey must meet certain monthly sales targets, which such completion will be evaluated on a quarterly basis. The failure to meet at least 70% of the sales volume of such targets will authorize Shaanxi Entai to reduce the authorized areas of GlobalKey’s distribution or terminate the license with GlobalKey. In the event that GlobalKey fails to take scheduled deliveries of the IB-LIVE products for two consecutive months, GlobalKey will be deemed to have waived its sales management rights under the Agreement. Nutritious Food and GlobalKey shall pay deposits to Shaanxi Entai in the amounts of RMB5,000,000 and RMB 10,000,000, respectively (approximately $759,414 and $1,518,818, respectively) within the first year of the Agreement as a security deposit.

The Agreement also contains customary representations and warranties regarding the quality standards applicable to the IB-LIVE products and covenants relating to the parties’ cooperation, pricing, procedures and supervision. The general term of the Agreement will be from September 1, 2017 to December 25, 2022 and shall be renewed each year while the annual sales targets shall increase by 20% for each year of the term following the completion of the first year thereof. For the first year, GlobalKey is obligated to sell 3,000,000 boxes of the IB-LIVE products.

The description contained herein of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements Exhibits.

(d)       Exhibits

The following exhibit is furnished herewith and this list is intended to constitute the exhibit index:

10.1

License Agreement of Sales Agent and Platform of IB-LIVE among GlobalKey Supply Chain Ltd., Xi’an Hedetang Nutritious Food Research Co. Ltd., and Shaanxi Entai Bio-Technology Co. Ltd, dated September 20, 2017. (Confidential treatment has been requested with respect to certain portions of this exhibit).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: September 21, 2017	By:	/s/ Hongke Xue
	Name:	Hongke Xue
	Title:	Chief Executive Officer

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